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                                                                    EXHIBIT 11.1

                             ASPEC TECHNOLOGY, INC.
                               ------------------
                      COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                   YEARS ENDED SEPTEMBER 30,
                                                                  ---------------------------
                                                                   1994      1995      1996
                                                                  -------   -------   -------
Net income......................................................     $830      $879    $2,617
Accretion of redeemable preferred stock.........................       --        --       392
                                                                  -------   -------   -------
Income attributable to common stockholders......................     $830      $879    $2,225
                                                                  =======   =======   =======
Weighted average common shares outstanding......................   18,460    18,912    21,917
Weighted average common share equivalents related to stock
  purchase rights and options...................................      986     1,373       581
Common shares issued, purchase rights and stock options granted
  (using the treasury stock method assuming an initial public offering price of $11.00) between March 1996 and the initial public offering included pursuant to Securities and Exchange
  Commission rules..............................................    6,200     6,200     3,352
                                                                  -------   -------   -------
Shares used in per share computation............................   25,646    26,485    25,850
                                                                  =======   =======   =======
Net income per share............................................    $0.03     $0.03     $0.09
                                                                  =======   =======   =======
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